                                                                    Exhibit 12.2


Reckson Operating Partnership, L.P.
Ratios of Earnings to Combined Fixed Charges

The following table sets forth the calculation of the Operating Partnership's consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):

----------------------------------- -------- ------- ------- ------------------- ------------------- -------
                                                             For the Period from For the Period from
                                                                 June 3, 1995       January 1, 1995
                                                                      To                  to
Description                           1998    1997    1996    December 31, 1995     June 2, 1995       1994
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Interest                            $ 55,139 $23,936 $13,331      $5,331               $7,622        $17,426
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Rent Expense                           1,321     952     830         434                  176            375
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Amortization of Debt Issuance
Costs                                  1,600     797     525         400                  195            564
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
                                      58,060  25,685  14,686       6,165                7,993         18,365
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Income from Continuing Operations
before Minority Interest and
Fixed Charges                       $123,369 $71,394 $39,781     $16,728               $8,187        $17,872
----------------------------------- -------- ------- ------- ------------------- ------------------- -------
Ratio of Earnings to Fixed Charges      2.12    2.78    2.71        2.71                 1.02           0.97
----------------------------------- -------- ------- ------- ------------------- ------------------- -------